Exhibit 99.1

Avago Technologies Completes Acquisition of CyOptics, a Leading Optical

Chip and Component Supplier to the Datacom and Telecom Markets

SAN JOSE, CA and SINGAPORE – June 28, 2013 – Avago Technologies Limited (Nasdaq: AVGO), a leading supplier of analog interface components for communications, industrial and consumer applications, today announced it has completed its acquisition of CyOptics, Inc., a leader in Indium Phosphide (InP) optical chip and component technologies for the data communications and telecommunications markets, for aggregate consideration of approximately $400 million in cash.

Avago believes the acquisition of CyOptics will strengthen Avago’s fiber optics product portfolio for emerging 40G and 100G enterprise and data center applications. CyOptics’ single-mode InP laser, receiver and photonics integration capability will help extend Avago’s technology leadership position in these applications. Avago’s optical transceiver products primarily leverage VCSEL-based technology today. In addition, the acquisition of CyOptics will facilitate Avago’s establishment of a complementary optical components business, not only to serve growing segments of the access, metro and long-haul markets, but also for enterprise and data center segments.

About Avago Technologies Limited

Avago Technologies Limited is a leading designer, developer and global supplier of a broad range of analog semiconductor devices with a focus on III-V based products. Avago’s product portfolio is extensive and includes thousands of products in three primary target markets: wireless communications, wired infrastructure and industrial & other.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements, including statements by management, within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to (i) statements about the expected benefits of the acquisition of CyOptics, (ii) the combined organization’s plans, objectives, expectations and intentions with respect to future operations and products, (iii) the combined organization’s competitive position and opportunities, (iv) the impact of the transaction on the market for the combined organization’s products, (v) other statements identified by words such as “will”, “expect”, “intends”, “believe”, “anticipate”, “estimate”, “plan” and similar expressions. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance, based on management’s judgment, beliefs, current trends and market conditions, and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements. For Avago, particular uncertainties that could materially affect future results include, but are not limited to the failure of the combined organization to achieve the expected growth prospects, synergies and cost savings expected from the transaction or any delay in the realization thereof; delays, challenges and expenses associated with integrating CyOptics and its business and employees with Avago’s existing businesses and employees; the competitive position and opportunities for the combined organization, loss of significant customers of the combined organization, including as a result of the transaction; the ability to improve the CyOptics business operating margin and maintain Avago’s gross margin; global economic conditions and concerns; cyclicality in the semiconductor industry or in the combined organization’s target markets; quarterly and annual fluctuations in operating results; increased dependence on the volatile, wireless handset market; the combined organization’s competitive performance and its ability to continue achieving design wins with customers; dependence on contract manufacturing and outsourced supply chain and the ability to improve cost structure through manufacturing outsourcing; prolonged disruptions of proprietary or contract manufacturers’ manufacturing facilities or other significant operations; dependence on outsourced service providers for certain key business services and their ability to execute to requirements; the ability to maintain tax concessions in certain jurisdictions; the ability to protect the combined organization’s intellectual property and any associated increases in litigation expenses; dependence on and risks associated with product distributors; any expenses associated with resolving customer product and warranty and indemnification claims; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Avago’s Quarterly Report on Form 10-Q filed on June 7, 2013 and its other filings with the Securities and Exchange Commission, or “SEC” (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may affect its business, results of operations and financial condition. Avago undertakes no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Avago Contacts

Thomas Krause

VP Corporate Development

+1 408 435 7400

investor.relations@avagotech.com